UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 7, 2008

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14101 Capital Boulevard, Youngsville, North Carolina 27596

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 556-7235

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	On February 7, 2008, Thomas Gutierrez resigned as Director, Chief Executive Officer and President of Xerium Technologies, Inc. (the “Company”) effective immediately. Mr. Gutierrez submitted his resignation on the understanding with the Company that he would receive severance and other benefits in accordance with his employment agreement with the Company dated May 19, 2005 (Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, filed on June 23, 2005) as if he had been terminated by the Company other than for “cause” (as defined in his employment agreement).

On February 8, 2008, the Company issued a press release announcing Mr. Gutierrez’ departure and appointment of Stephen R. Light as described below. A copy of the press release is included as Exhibit 99.1 to this report.

Doug Milner’s employment as President—Stowe Woodward Rolls Worldwide of the Company ended on February 8, 2008. Mr. Milner is leaving the Company to pursue other opportunities. Mr. Milner is entitled to receive severance and other benefits in accordance with his employment agreement with the Company dated May 19, 2005 and included as Exhibit 10.6 to the Company’s quarterly report on Form 10-Q filed on June 23, 2005.

On February 11, 2008, the Company issued a press release announcing Mr. Milner’s departure and other management changes. A copy of the press release is included as Exhibit 99.2 to this report.

(c)	As announced in the press release included as Exhibit 99.1 to this report, the Board of Directors of the Company has appointed Stephen R. Light, age 61, to the position of President and Chief Executive Officer, effective February 11, 2008. Mr. Light has also become a member of the Board of Directors of the Company. Mr. Light was previously president and chief executive officer of Flow International Corp., a publicly traded producer of industrial waterjet cutting and cleaning equipment from January 2003 to July 2007. Prior to Flow, Mr. Light was president and chief executive officer of OmniQuip Textron from October 2000 to January 2003. Mr. Light also currently serves as director of Veri-tek International, Corp.

On February 11, 2008, the Company entered into an employment agreement with Mr. Light. Under the terms of his employment agreement, Mr. Light will receive a base salary of $710,000, which may be increased for subsequent years at the discretion of the Board of Directors of the Company. Provided that Mr. Light is employed by the Company on December 31, 2008, his total cash bonus compensation earned for 2008 (including any annual bonus for 2008) shall not be less than 80% of his base salary at the rate in effect on December 31, 2008. The employment agreement also provides that the Company will provide him with term life insurance with a face amount equal to two and one-half times his base salary. If Mr. Light terminates his employment other than for “good reason” (as defined in his employment agreement), he is entitled to his unpaid salary and benefits through his date of termination. If his employment terminates because of his death or disability, then he is entitled to his earned and unpaid salary through his date of termination and the payout he would have earned under the Company’s annual bonus plan for the fiscal year in which the termination occurs, prorated to reflect the number of days that he worked in the fiscal year. In addition, if his employment terminates because of his disability, he is entitled to participate in medical/dental benefit plans for 18 months (or such longer period as may be provided in the Company’s benefit plans). If the Company terminates his employment for any other reason (other than “cause” (as defined in his employment agreement)), or if he terminates his employment for “good reason,” then he is entitled to (i) receive his base salary for two years, (ii) a payment equal to 80% of his base salary (or, if greater and three full fiscal years have been completed since the effectiveness of his employment agreement, 100% of his average annual bonus for the preceding three years), and (iii) participate in medical/dental benefit plans for two years (or such longer period as may be provided in the Company’s benefit plans), provided that the timing of certain payments may be delayed under Section 409A of the Internal Revenue Code of 1986, as amended, (“Section 409A”). If any such termination occurs within three months prior to or two years following certain specified change of control transactions, then the period of base salary and medical/dental benefit continuation shall be three years instead of two. If the Company terminates his employment for “cause,” he is entitled only to payment of his earned and unpaid base salary for the period prior to termination.

Pursuant to his employment agreement, the Company will grant Mr. Light 75,000 time based restricted stock units under the Company’s 2005 Equity Incentive Plan (Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, filed on June 23, 2005). Under the award, the Company shall issue one share of common stock in respect of each fully vested time based restricted stock unit. The time based restricted stock unit award will vest completely in nearly equal installments on the first, second, and third anniversaries of January 3, 2008 provided that Mr. Light continues to be employed by the Company on such dates and is subject to earlier vesting in certain circumstances. In particular, in the event of a termination of employment as a result of death or disability, termination of employment by the Company without “Cause” (as defined in the award) or termination by Mr. Light for “good reason” (as defined in his employment agreement), the entire unvested portion of the time based restricted stock unit award shall vest. Dividends on such time based restricted stock units will be paid at the same rate as dividends on the Company’s common stock, but only in the form of additional restricted stock units.

The employment also provides that on each of January 1, 2009 and January 1, 2010, provided that Mr. Light is employed by the Company on such dates, the Company will grant Mr. Light restricted stock units under the equity incentive plan then in effect in a number equal to that number of shares of the common stock of the Company with a total fair market value of $1,250,000.00 on the last business day prior to the date of grant. Fifty percent of the restricted stock units of each such grant shall be subject to the Company’s time based restricted stock agreement then in effect and the remaining fifty percent of the restricted stock units of each such grant shall be subject the Company’s performance based restricted stock agreement then in effect. Such restricted stock units shall also be subject to the terms and conditions of the equity incentive plan under which they are granted.

The employment agreement also provides that Mr. Light is entitled to participate in a supplemental executive retirement plan, which constitutes an attachment to the employment agreement. The employment agreement also imposes non-competition and employee non-solicitation obligations on Mr. Light.

If it is determined that any payment or benefit provided to Mr. Light by the Company or any of the Company’s subsidiaries will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, (“Section 4999”) pursuant to the employment agreement the Company will make an additional lump-sum payment to Mr. Light sufficient, after giving effect to all federal, state and other taxes and charges with respect to such payment, to make Mr. Light whole for all taxes imposed under or as a result of Section 4999.

The foregoing description of Mr. Light’s employment agreement is qualified in its entirety by reference to his employment agreement, which is filed as exhibit 10.1 hereto and incorporated herein by reference.

(e)	On February 11, 2008 the Company entered into with Michael O’Donnell, the Chief Financial Officer of the Company, an amendment to the employment agreement with Mr. O’Donnell.

The amendment to Mr. O’Donnell’s employment agreement includes the following changes:

•	An increase to his annual base salary to $415,000 effective retroactively to January 1, 2008

•	A reduction in his minimum target bonus from 100% to 60% of base salary

•	A change in the calculation of the amount of severance payment to Mr. O’Donnell in connection with a termination of employment under certain circumstances

•	A modification of the “Good Reason” definition and the related notice provisions

•	Modifications to terms regarding the provision of medical and/or dental plan benefits following the termination of employment

•

A requirement that any tax gross up payments pursuant to Section 7 of the agreement be paid no later than the end of the calendar year next following the calendar year in which the related taxes are remitted

•	Elimination of certain choices on the part of Mr. O’Donnell to choose the form in which the benefits under his supplemental executive retirement plan may be paid

•	Elimination of a provision that provided for a potential delay in the time for the commencement of supplemental executive retirement plan benefits in the case of a disability

•	Additional changes reflecting the parties intent to comply with Section 409A

The foregoing description of the amendment to the employment agreement of Mr. O’Donnell is qualified in its entirety by reference to such amendment, which is filed as exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished herewith.

Exhibit No.	Description
10.1	Employment Agreement with Stephen R. Light

10.2	Amendment No. 1 to Employment Agreement between Xerium Technologies, Inc. and Michael O’Donnell

99.1	Press Release dated February 8, 2008

99.2	Press Release dated February 11, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: February 12, 2008	By:	/s/ Michael P. O’Donnell
	Name:	Michael P. O’Donnell
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Employment Agreement with Stephen R. Light

10.2	Amendment No. 1 to Employment Agreement between Xerium Technologies, Inc. and Michael O’Donnell

99.1	Press Release dated February 8, 2008

99.2	Press Release dated February 11, 2008